                                                                   EXHIBIT 10.15


                       AMENDMENT TO EMPLOYMENT AGREEMENT


          AMENDMENT, dated as of June 29, 1998, to Employment Agreement, dated as of January 1, 1991 (the "Agreement"), between INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the "Company"), and MARC G. GUILD ("Guild").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company and Guild are parties to the Agreement and wish to document an amendment of the Agreement which was effective as of January 1, 1997, as set forth below;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

          1. SECTION 2 (BASE SALARY). Section 2 of the Agreement is amended by (i) deleting "$225,000" on line 6 and inserting in lieu thereof "$320,000" and (ii) deleting "$75,000" on line 10 and inserting in lieu thereof "$80,000".

          2. FULL FORCE AND EFFECT. Except as amended by this Amendment, the Agreement shall continue unchanged and in full force and effect. The amendment set forth in Section 1 above shall be deemed to have been effective as of January 1, 1997.

          3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first set forth above.


INTEREP NATIONAL RADIO
 SALES, INC.


By /s/ Ralph C. Guild                         /s/ Marc G. Guild
   ---------------------------------          ------------------------
       Ralph C. Guild                             MARC G. GUILD
       Chairman of the Board